Exhibit 99.1

Everbridge Announces Fourth Quarter and Full Year 2021 Financial Results

•	Continued Penetration of Critical Event Management Opportunity Enables Full Year 2021 Revenue Increase of 36% Year-over-Year

Burlington, Mass – February 24, 2022 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and national Public Warning solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

“We exceeded our fourth quarter and full year 2021 guidance, driven by the continued success of our strategic CEM and Population Warning solutions,” said Vernon Irvin, co-Chief Executive Officer and Chief Revenue Officer of Everbridge.  “We are taking decisive actions to streamline, integrate and reduce complexity in our key offerings, which we expect to drive sustainable growth in the years ahead.”

Patrick Brickley, co-Chief Executive Officer and Chief Financial Officer of Everbridge, added, “In addition to enabling us to drive attractive, sustainable growth, by focusing our efforts on our greatest assets – our CEM and Public Warning platforms – we believe we can achieve meaningful increases in profitability and cash flow in 2022 and beyond.”

Fourth Quarter 2021 Financial Highlights

•	Total revenue was $102.8 million, an increase of 36% compared to $75.6 million for the fourth quarter of 2020.
•	GAAP operating loss was $(11.5) million, compared to a GAAP operating loss of $(18.3) million for the fourth quarter of 2020.
•	Non-GAAP operating loss was $(1.4) million, compared to non-GAAP operating income of $1.3 million for the fourth quarter of 2020.
•

GAAP net loss was $(10.5) million, compared to $(24.6) million for the fourth quarter of 2020. GAAP net loss per share was $(0.27), based on 39.0 million basic and diluted weighted average common shares outstanding, compared to $(0.70) for the fourth quarter of 2020, based on 35.1 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(2.1) million, compared to non-GAAP net income of $0.6 million in the fourth quarter of 2020. Non-GAAP diluted net loss per share was $(0.05), based on 39.0 million diluted weighted average common shares outstanding, compared to non-GAAP net income per share of $0.02 for the fourth quarter of 2020, based on 36.1 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $0.6 million, compared to $4.1 million in the fourth quarter of 2020.
•	Cash flow from operations was an inflow of $10.2 million, compared to an inflow of $19.4 million for the fourth quarter of 2020.
•	Free cash flow was an inflow of $3.5 million compared to an inflow of $15.9 million for the fourth quarter of 2020.

Full Year 2021 Financial Highlights

•	Total revenue was $368.4 million, an increase of 36% compared to $271.1 million for 2020.
•	GAAP operating loss was $(76.2) million, compared to a GAAP operating loss of $(72.2) million for 2020.
•	Non-GAAP operating income was $1.3 million, compared to non-GAAP operating loss of $(1.7) million for 2020.
•

GAAP net loss was $(94.8) million, compared to $(93.4) million for 2020. GAAP net loss per share was $(2.50), based on 38.0 million basic and diluted weighted average common shares outstanding, compared to $(2.70) for 2020, based on 34.6 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net income was $9.5 million, compared to non-GAAP net loss of $(0.9) million in 2020. Non-GAAP diluted net income per share was $0.21, based on 45.0 million diluted weighted average common shares outstanding, compared to non-GAAP net loss per share of $(0.03) for 2020, based on 34.6 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $11.2 million, compared to $8.0 million in 2020.
•	Cash flow from operations was an inflow of $22.2 million compared to an inflow of $15.8 million for 2020.
•	Free cash flow was $2.4 million compared to $2.9 million for 2020.

•	Cash, cash equivalents, and restricted cash as of December 31, 2021 totaled $492.8 million, compared to $475.6 million as of December 31, 2020.
•	Total deferred revenue increased 40% to $237.8 million as of December 31, 2021 from $170.1 million as of December 31, 2020.

Recent Business Highlights

•	Ended the fourth quarter with 6,135 global customers, up from 5,613 at the end of the fourth quarter of 2020.
•	In 2021, Everbridge customers used its software-as-a-service (SaaS) platform to send 6.9 billion interactions, an increase of 37% compared to 5.1 billion interactions in 2020.
•

Announced first-of-its-kind collaborations with leading insurance brokerage firms Brown & Brown and Howden to combine public safety technology with property and casualty insurance and parametric insurance offerings, respectively.

•

Acquired Anvil for a purchase price of $161.4 million in cash and stock. The combination of the two companies’ technologies and teams creates a next-generation Travel Risk Management (TRM) solution with medical and security assistance and a 24/7 response center, for business, healthcare and government organizations to meet or exceed the International Organization for Standardization ISO 31030 guidance.

•	Named Patrick Brickley and Vernon Irvin as interim co-CEOs and added David Henshall, former CEO of Citrix, as Vice Chairman of the Board of Directors.
•

Appointed veteran sales and customer relationship executive, Stefica Divkovic, as Senior Vice President of EMEA, leading the company’s enterprise resilience and countrywide population alerting businesses across the region.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the first quarter and full year 2022 as indicated below.

	First Quarter 2022			Full Year 2022
Revenue	$98.8	to	$99.0	$426.0	to	$432.0
Revenue growth	20%		20%	15%		17%
GAAP net loss	$(45.4)		$(45.0)	$(141.0)		$(139.0)
GAAP net loss per share	$(1.15)		$(1.14)	$(3.55)		$(3.50)
Non-GAAP net income (loss)	$(7.1)		$(6.7)	$10.2		$12.2
Non-GAAP net income (loss) per share	$(0.18)		$(0.17)	$0.22		$0.26
Adjusted EBITDA	$(1.9)		$(1.5)	$33.0		$35.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge Fourth Quarter and Full Year 2021 Financial Results Conference Call
When:	Thursday, February 24, 2022
Time:	4:30 p.m. ET
Live Call:	(833) 685-0904, domestic
(412) 317-5740, international
Replay:	(877) 344-7529, passcode 4107905, domestic
(412) 317-0088, passcode 4107905, international
Webcast (live & replay):	https://edge.media-server.com/mmc/p/xoprwq2c

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Businesses Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 6,000 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. Everbridge serves 8 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, 47 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 8 of the 10 largest global automakers, 9 of the 10 largest U.S.-based health care providers, and 7 of the 10 largest technology companies in the world. Everbridge is based in Boston with additional offices in 25 cities around the globe. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

Non-GAAP operating income/(loss) excludes stock-based compensation, change in fair value of contingent consideration and amortization of acquired intangible assets. Non-GAAP net income/(loss) excludes stock-based compensation, change in fair value of contingent consideration, amortization of acquired intangible assets, accretion of interest on convertible senior notes and gain/(loss) on extinguishment of debt and capped call modification. Adjusted EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense, gain/(loss) on extinguishment of debt and capped call modification, change in fair value of contingent consideration and stock-based compensation expense. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the first quarter of 2022 and the full fiscal year 2022. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2021	2020
Current assets:
Cash and cash equivalents	$488,035	$467,171
Restricted cash	3,880	4,667
Accounts receivable, net	120,995	94,376
Prepaid expenses	13,740	11,774
Deferred costs and other current assets	28,469	20,464
Total current assets	655,119	598,452
Property and equipment, net	12,185	7,774
Capitalized software development costs, net	22,720	16,329
Goodwill	531,163	187,411
Intangible assets, net	219,319	113,762
Restricted cash	843	3,792
Prepaid expenses	1,916	1,943
Deferred costs and other assets	35,750	31,481
Total assets	$1,479,015	$960,944
Current liabilities:
Accounts payable	$16,002	$9,698
Accrued payroll and employee related liabilities	36,725	27,674
Accrued expenses	13,884	7,246
Deferred revenue	223,579	165,389
Convertible senior notes	8	—
Contingent consideration liabilities	59	10,619
Other current liabilities	14,073	15,602
Total current liabilities	304,330	236,228
Long-term liabilities:
Deferred revenue, noncurrent	14,261	4,738
Convertible senior notes	665,695	441,514
Deferred tax liabilities	16,082	10,065
Other long-term liabilities	15,958	16,094
Total liabilities	1,016,326	708,639
Stockholders' equity:
Common stock	39	35
Additional paid-in capital	853,664	542,776
Accumulated deficit	(388,112)	(293,316)
Accumulated other comprehensive income (loss)	(2,902)	2,810
Total stockholders' equity	462,689	252,305
Total liabilities and stockholders' equity	$1,479,015	$960,944

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$102,828	$75,608	$368,433	$271,141
Cost of revenue	30,961	21,831	114,216	83,028
Gross profit	71,867	53,777	254,217	188,113
	69.89%	71.13%	69.00%	69.38%
Operating expenses:
Sales and marketing	42,901	33,606	161,337	123,330
Research and development	20,120	16,455	81,647	62,512
General and administrative	20,352	22,009	87,482	74,485
Total operating expenses	83,373	72,070	330,466	260,327
Operating loss	(11,506)	(18,293)	(76,249)	(72,214)
Other expense, net:
Interest and investment income	74	92	390	2,007
Interest expense	(9,942)	(6,107)	(35,949)	(24,089)
Gain (loss) on extinguishment of debt and capped call modification	10,106	(402)	7,181	(446)
Other expense, net	(1,474)	(211)	(2,748)	(921)
Total other expense, net	(1,236)	(6,628)	(31,126)	(23,449)
Loss before income taxes	(12,742)	(24,921)	(107,375)	(95,663)
Benefit from income taxes	2,234	335	12,579	2,267
Net loss	$(10,508)	$(24,586)	$(94,796)	$(93,396)
Net loss per share attributable to common stockholders:
Basic	$(0.27)	$(0.70)	$(2.50)	$(2.70)
Diluted	$(0.27)	$(0.70)	$(2.50)	$(2.70)
Weighted-average common shares outstanding:
Basic	39,009,233	35,100,789	37,962,793	34,581,144
Diluted	39,009,233	35,100,789	37,962,793	34,581,144
Other comprehensive income (loss):
Foreign currency translation adjustment	(1,251)	9,279	(5,712)	8,557
Total comprehensive loss	$(11,759)	$(15,307)	$(100,508)	$(84,839)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cost of revenue	$591	$801	$3,669	$2,954
Sales and marketing	1,084	4,026	16,152	15,946
Research and development	601	1,960	8,297	8,703
General and administrative	(3,812)	5,029	15,977	19,152
Total stock-based compensation	$(1,536)	$11,816	$44,095	$46,755

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(10,508)	$(24,586)	$(94,796)	$(93,396)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,088	8,643	53,168	30,759
Amortization of deferred costs	3,975	3,457	14,373	12,609
Deferred income taxes	(1,740)	(1,168)	(12,972)	(3,478)
Accretion of interest on convertible senior notes	9,801	5,634	35,271	22,161
(Gain) loss on extinguishment of debt and capped call modification	(10,106)	402	(7,181)	446
Provision for credit losses and sales reserve	2,071	1,629	4,750	3,071
Stock-based compensation	(1,536)	11,816	44,095	46,755
Change in fair value of contingent consideration obligation	—	2,165	(7,046)	3,665
Payment of contingent consideration in excess of acquisition date fair value	—	—	(2,653)	—
Other non-cash adjustments	(335)	159	(322)	78
Changes in operating assets and liabilities:
Accounts receivable	(34,207)	(14,685)	(18,187)	(22,614)
Prepaid expenses	(571)	769	(478)	(3,983)
Deferred costs	(5,406)	(6,902)	(16,793)	(18,902)
Other assets	5,353	3,394	(1,172)	146
Accounts payable	7,307	(739)	3,772	1,547
Accrued payroll and employee related liabilities	6,499	(466)	2,687	3,499
Accrued expenses	252	1,058	3,088	1,057
Deferred revenue	22,851	23,857	26,595	24,964
Other liabilities	1,424	4,962	(4,006)	7,419
Net cash provided by operating activities	10,212	19,399	22,193	15,803
Cash flows from investing activities:
Capital expenditures	(885)	(1,135)	(5,055)	(3,257)
Payments for acquisition of business, net of acquired cash	(62,405)	(381)	(262,084)	(55,138)
Purchase of intangibles	—	(17,139)	—	(17,139)
Additions to capitalized software development costs	(5,818)	(2,355)	(14,697)	(9,651)
Net cash used in investing activities	(69,108)	(21,010)	(281,836)	(85,185)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	—	375,000	—
Payments of debt issuance costs	—	—	(10,640)	(131)
Purchase of convertible notes capped call hedge	—	—	(35,100)	—
Repurchase of convertible notes	(2)	—	(58,643)	—
Proceeds from termination of convertible notes capped call hedge	—	—	10,650	—
Payments of contingent consideration	—	—	(2,540)	—
Shares withheld to settle employee tax withholding liability	(3,684)	(2,095)	(10,083)	(6,364)
Proceeds from employee stock purchase plan	—	—	4,587	3,389
Proceeds from stock option exercises	166	1,396	3,113	8,160
Net cash provided by (used in) financing activities	(3,520)	(699)	276,344	5,054
Effect of exchange rates on cash, cash equivalents and restricted cash	208	707	427	296
Net increase (decrease) in cash, cash equivalents and restricted cash	(62,208)	(1,603)	17,128	(64,032)
Cash, cash equivalents and restricted cash—beginning of period	554,966	477,233	475,630	539,662
Cash, cash equivalents and restricted cash—end of period	$492,758	$475,630	$492,758	$475,630

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cost of revenue	$30,961	$21,831	$114,216	$83,028
Amortization of acquired intangibles	(3,336)	(1,135)	(12,109)	(4,157)
Stock-based compensation	(591)	(801)	(3,669)	(2,954)
Non-GAAP cost of revenue	$27,034	$19,895	$98,438	$75,917

Gross profit	$71,867	$53,777	$254,217	$188,113
Amortization of acquired intangibles	3,336	1,135	12,109	4,157
Stock-based compensation	591	801	3,669	2,954
Non-GAAP gross profit	$75,794	$55,713	$269,995	$195,224
Non-GAAP gross margin	73.7%	73.7%	73.3%	72.0%

Sales and marketing	$42,901	$33,606	$161,337	$123,330
Stock-based compensation	(1,084)	(4,026)	(16,152)	(15,946)
Non-GAAP sales and marketing	$41,817	$29,580	$145,185	$107,384

Research and development	$20,120	$16,455	$81,647	$62,512
Stock-based compensation	(601)	(1,960)	(8,297)	(8,703)
Non-GAAP research and development	$19,519	$14,495	$73,350	$53,809

General and administrative	$20,352	$22,009	$87,482	$74,485
Amortization of acquired intangibles	(8,299)	(4,478)	(28,350)	(15,979)
Change in fair value of contingent consideration	—	(2,165)	7,046	(3,665)
Stock-based compensation	3,812	(5,029)	(15,977)	(19,152)
Non-GAAP general and administrative	$15,865	$10,337	$50,201	$35,689

Total operating expenses	$83,373	$72,070	$330,466	$260,327
Amortization of acquired intangibles	(8,299)	(4,478)	(28,350)	(15,979)
Change in fair value of contingent consideration	—	(2,165)	7,046	(3,665)
Stock-based compensation	2,127	(11,015)	(40,426)	(43,801)
Non-GAAP operating expenses	$77,201	$54,412	$268,736	$196,882

Operating loss	$(11,506)	$(18,293)	$(76,249)	$(72,214)
Amortization of acquired intangibles	11,635	5,613	40,459	20,136
Change in fair value of contingent consideration	—	2,165	(7,046)	3,665
Stock-based compensation	(1,536)	11,816	44,095	46,755
Non-GAAP operating income (loss)	$(1,407)	$1,301	$1,259	$(1,658)

Net loss	$(10,508)	$(24,586)	$(94,796)	$(93,396)
Amortization of acquired intangibles	11,635	5,613	40,459	20,136
Change in fair value of contingent consideration	—	2,165	(7,046)	3,665
Stock-based compensation	(1,536)	11,816	44,095	46,755
Accretion of interest on convertible senior notes	9,801	5,634	35,271	22,161
(Gain) loss on extinguishment of debt and capped call modification	(10,106)	402	(7,181)	446
Income tax adjustments	(1,348)	(442)	(1,278)	(669)
Non-GAAP net income (loss)	$(2,062)	$602	$9,524	$(902)

Non-GAAP net income (loss) per share:
Basic	$(0.05)	$0.02	$0.25	$(0.03)
Diluted	$(0.05)	$0.02	$0.21	$(0.03)
Weighted-average common shares outstanding:
Basic	39,009,233	35,100,789	37,962,793	34,581,144
Diluted	39,009,233	36,075,177	45,001,908	34,581,144

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net loss	$(10,508)	$(24,586)	$(94,796)	$(93,396)
Interest and investment expense, net	9,868	6,015	35,559	22,082
Benefit from income taxes	(2,234)	(335)	(12,579)	(2,267)
Depreciation and amortization	15,088	8,643	53,168	30,759
EBITDA	12,214	(10,263)	(18,648)	(42,822)
(Gain) loss on extinguishment of debt and capped call modification	(10,106)	402	(7,181)	446
Change in fair value of contingent consideration	—	2,165	(7,046)	3,665
Stock-based compensation	(1,536)	11,816	44,095	46,755
Adjusted EBITDA	$572	$4,120	$11,220	$8,044

Net cash provided by operating activities	$10,212	$19,399	$22,193	$15,803
Capital expenditures	(885)	(1,135)	(5,055)	(3,257)
Capitalized software development costs	(5,818)	(2,355)	(14,697)	(9,651)
Free cash flow	$3,509	$15,909	$2,441	$2,895

Remaining Performance Obligations as of December 31, 2021

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$425	$264
Professional services contracts	16	13

Financial Outlook

(in millions, except share and per share data)

	Three Months Ended		Year Ended
	March 31, 2022		December 31, 2022
	Low End	High End	Low End	High End
Net loss	$(45.4)	$(45.0)	$(141.0)	$(139.0)
Amortization of acquired intangibles	13.0	13.0	51.0	51.0
Accretion of interest on convertible senior notes	1.3	1.3	5.2	5.2
Stock-based compensation	24.0	24.0	95.0	95.0
Non-GAAP net income (loss)	$(7.1)	$(6.7)	$10.2	$12.2

Weighted average common shares outstanding:
Basic	39,400,000	39,400,000	39,700,000	39,700,000
Diluted	39,400,000	39,400,000	47,000,000	47,000,000

Net loss per share	$(1.15)	$(1.14)	$(3.55)	$(3.50)
Non-GAAP net income (loss) per share	$(0.18)	$(0.17)	$0.22	$0.26

Net loss	$(45.4)	$(45.0)	$(141.0)	$(139.0)
Interest expense, net	1.5	1.5	6.0	6.0
Income taxes, net	1.0	1.0	6.0	6.0
Depreciation and amortization	17.0	17.0	67.0	67.0
EBITDA	(25.9)	(25.5)	(62.0)	(60.0)
Stock-based compensation	24.0	24.0	95.0	95.0
Adjusted EBITDA	$(1.9)	$(1.5)	$33.0	$35.0

Everbridge Contacts:

Investors:

Garo Toomajanian

ICR for Everbridge
ir@everbridge.com

818-230-9712

Media:

Jeff Young

Media Relations
jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.